Callidus Software Announces First Quarter 2010 Results

Third Consecutive Quarter of Recurring Revenue Growth

SAN JOSE, CA -- (Marketwire - April 29, 2010) - Callidus Software Inc. (NASDAQ: CALD), the leader in Sales Performance Management (SPM), today announced financial results for the first quarter ended March 31, 2010.

Total first quarter revenues were $16.2 million, representing a decrease of 38% compared to the same quarter last year. Recurring revenues, which include subscription and support, were $12.3 million, an increase of 5% compared to the same quarter last year. Recurring revenues now account for approximately 76% of total revenues as compared to 45% in the same quarter last year.

First quarter services revenues were $3.6 million, down 67%, while first quarter license revenues were $0.2 million, down 92%, in each case, compared to the first quarter of 2009.

First quarter GAAP net loss was $6.0 million, or ($0.19) per share, which included $0.7 million of restructuring expense, $1.4 million of stock-based compensation expense, and $0.2 million of amortization of acquired intangible assets. This compares to GAAP net loss of $2.8 million, or ($0.10) per share, for the first quarter of 2009, which included $0.2 million of restructuring expense, $1.0 million of stock-based compensation expense and $0.2 million of amortization of acquired intangible assets.

First quarter non-GAAP net loss was $3.7 million, or ($0.12) per share, compared to a non-GAAP net loss of $1.5 million, or ($0.05) per share, for the same period last year. Non-GAAP net loss excludes restructuring expense, stock-based compensation expense and amortization of acquired intangible assets. Non-GAAP operating expenses for Q1 of $9.9 million are down $2.4 million or approximately 20% from Q1 2009.

Cash and investments totaled $30.2 million at March 31, 2010; a decrease of $4.5 million from December 31, 2009.

"For the third consecutive quarter, we saw sequential increased growth in recurring revenue," said Leslie Stretch, president and CEO at Callidus Software. "We continued to drive growth in our on-demand business as well as our term-based on-premises business, closing 15 new deals. In addition, 14 existing customers renewed their annual commitments, and four customers made multi-year commitments, bringing our renewal rates to over 90%. Our subscription and support recurring revenues are a significant contributor to our total revenue and margin performance as we continue to drive to profitability in the second half of 2010."

"Our product offerings continue to expand across all business lines. We enhanced our next generation Sales Performance Management suite, launching the Spring 2010 release of Monaco. The solution delivers rapid time-to-value and ease of use for our customers. In our continued effort to drive down entry costs for our customers, we have also begun delivering a pay-as-you-go pricing model and a fast-track implementation option for Monaco. Through these offers, customers can now access our best-in-class solution through monthly subscription, and be up and running with industry-leading best practices within weeks," continued Stretch.

Recent Business Highlights

--  Acquisitions: Callidus acquired ActekSoft (also known as "Actek"), a leading provider of commission and compliance software for complex selling environments, extending its footprint to provide the most comprehensive offering of on-demand and on-premise sales lifecycle management solutions in the insurance and financial services industries.
--  New Products: Callidus launched the Monaco Spring 2010 version of its
    Sales Performance Management suite. The new release includes a comprehensive workflow platform for managing communications between the back office and sales force and partner channels. This includes rolling out compensation plans and contracts, special incentives, and key sales objective programs. The new platform also manages inbound disputes, inquiries, and workflows from the field and channel network.
--  Industry Recognition: Callidus Software received a "Positive" rating from Gartner in the analyst firm's latest MarketScope for Sales
    Incentive Compensation Management (ICM) Software. Callidus was also named one of the "20 Coolest Cloud Productivity App Vendors" as part of the list of the "100 Coolest Cloud Computing Products" by Everything
    Channel's CRN.
--  Partners: Callidus expanded its geographic reach by signing a partnership agreement with its first Spanish reseller, Inycom, a leading information technology provider.

Financial Outlook

--  Total revenues for the second quarter of 2010 are expected to be between $16.3 million and $17.3 million, reflecting increased recurring revenues and stable services revenues.
--  GAAP operating expenses, including restructuring expenses of approximately $0.7 million and stock-based compensation expenses of approximately $1.6 million, are expected to be between $10.6 million and $11.6 million in the second quarter of 2010.

Conference Call

A conference call to discuss the first quarter 2010 results and outlook is scheduled for 1:30 p.m. Pacific Time (PT) today. The conference call will be available via live webcast at the Investor Relations section of Callidus Software's website at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=146634&eventID=3001851. To participate in the call via telephone, the dial-in number will be: (866) 730-5770 (international: +1 (857) 350-1594), passcode 83658981.

A webcast replay will be available after 3:30 p.m. PT on April 29, 2010 through May 7, 2010. The webcast replay will be available at the Investor Relations section of our website under Calendar of Events.

About Callidus Software®

Callidus Software (www.callidussoftware.com) (NASDAQ: CALD) is the market and technology leader in Sales Performance Management (SPM). Callidus' customers gain a competitive advantage by maximizing sales cost efficiencies and driving improvements in sales execution. Our award-winning Software-as-a-Service (SaaS) applications set the standard for performance management across the sales force. Over 2 million employees and channel partners have their performance managed by Callidus Software.

Note on Forward-Looking Statements

The forward-looking statements included in this press release, including estimates of second quarter 2010 total revenues, operating expenses and stock-based compensation expense, second half operating results and product capabilities, reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, potential material fluctuations in financial results and future growth rates, decreases in customer spending, uncertainty regarding SPM market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, uncertainty regarding the demand for and profitability of our on-demand services, increased competition or new entrants in the marketplace, litigation and other risks detailed in Callidus' reports filed with the Securities and Exchange Commission (SEC), including its Form 10-K for 2009, copies of which may be obtained by contacting Callidus Software's Investor Relations department at 408-808-6577, or from the Investor Relations section of Callidus Software's website (www.callidussoftware.com). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

Non-GAAP Financial Measures

Callidus has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income and earnings per share. Callidus uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors, as a supplement to GAAP measures, in evaluating Callidus' operating performance. Callidus believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in Callidus' industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures exclude stock-based compensation expense pursuant to SFAS 123(R), restructuring expense and amortization of acquired intangibles. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

© 1998-2010 Callidus Software Inc. All rights reserved. Callidus Software, the Callidus Software logo, and TrueComp Manager are trademarks, service marks, or registered trademarks of Callidus Software Inc. in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

                          CALLIDUS SOFTWARE INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                (In thousands, except for per share data)
                                (unaudited)

                                                        Three months ended
                                                            March 31,
                                                        ------------------
                                                          2010      2009
                                                        --------  --------

Revenues:
  Recurring                                             $ 12,287  $ 11,697
  Services                                                 3,645    11,202
  License                                                    229     3,001
                                                        --------  --------
    Total revenues                                        16,161    25,900

Cost of revenues:
  Recurring (1)                                            6,414     5,785
  Services (1) (2)                                         4,412     9,309
  License                                                    110       191
                                                        --------  --------

    Total cost of revenues                                10,936    15,285
                                                        --------  --------

Gross profit                                               5,225    10,615

Operating expenses:
  Sales and marketing (1) (2)                              4,645     5,862
  Research and development (1)                             3,138     3,801
  General and administrative (1)                           3,232     3,567
  Restructuring                                              719       166
                                                        --------  --------
    Total operating expenses                              11,734    13,396
                                                        --------  --------

Operating loss                                            (6,509)   (2,781)

Interest and other income, net                                 7        29
                                                        --------  --------

Income (loss) before provision for income taxes           (6,502)   (2,752)

Provision (benefit) for income taxes                        (551)       58
                                                        --------  --------

Net Income (loss)                                       $ (5,951) $ (2,810)
                                                        ========  ========

Basic net income (loss) per share                       $  (0.19) $  (0.10)
                                                        ========  ========
Diluted net income (loss) per share                     $  (0.19) $  (0.10)
                                                        ========  ========

Shares used in basic per share computation                30,963    29,549
                                                        ========  ========
Shares used in diluted per share computation              30,963    29,549
                                                        ========  ========

(1) Stock-based compensation included in amounts above
 by category:

  Cost of recurring                                          124       163
  Cost of services                                           241        13
  Sales and marketing                                        271       232
  Research and development                                   215       142
  General and administrative                                 503       427
                                                        --------  --------
    Total stock-based compensation                      $  1,354  $    977
                                                        ========  ========

(2) Acquisition related asset amortization              $    157  $    188

                          CALLIDUS SOFTWARE INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS

                              (In thousands)
                                (unaudited)

                                                  March 31,   December 31,
Assets                                              2010          2009
                                                ------------  ------------

Current assets:
  Cash and cash equivalents                     $     11,340  $     11,565
  Short-term investments                              17,773        21,985
  Accounts receivable, net                            15,647        12,715
  Deferred income taxes                                  170           170
  Prepaid and other current assets                     3,799         3,872
                                                ------------  ------------

        Total current assets                          48,729        50,307

Long-term investments                                  1,116         1,142
Property and equipment, net                            4,222         4,355
Goodwill                                               8,054         5,528
Intangible assets, net                                 3,659         2,993
Deferred income taxes, noncurrent                      1,255         1,255
Deposits and other assets                              1,280           679
                                                ------------  ------------

        Total assets                            $     68,315  $     66,259
                                                ============  ============

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                              $      2,265  $      3,407
  Accrued payroll and related expenses                 3,569         3,929
  Accrued expenses                                     5,366         3,219
  Deferred income taxes                                1,229         1,229
  Deferred revenue                                    23,768        21,440
                                                ------------  ------------

        Total current liabilities                     36,197        33,224

Long-term deferred revenue                             3,577           668
Other liabilities                                        848         1,136
                                                ------------  ------------

        Total liabilities                             40,622        35,028
                                                ------------  ------------

Stockholders' equity
  Common stock                                            30            30
  Additional paid-in capital                         214,861       212,435
  Acquisition contingent consideration                    77             -
  Accumulated other comprehensive income                 154           244
  Accumulated deficit                               (187,429)     (181,478)
                                                ------------  ------------

        Total stockholders' equity                    27,693        31,231
                                                ------------  ------------

        Total liabilities and stockholders'
         equity                                 $     68,315  $     66,259
                                                ============  ============

                          CALLIDUS SOFTWARE INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                              (In thousands)
                                (unaudited)

                                                        Three months ended
                                                            March 31,
                                                        ------------------
                                                          2010      2009
                                                        --------  --------

Cash flows from operating activities:
  Net loss                                              $ (5,951) $ (2,810)
  Adjustments to reconcile net loss to net cash used in
   operating activities:

    Depreciation expense                                     549       703
    Amortization of intangible assets                        869       435
    Provision for doubtful accounts and service
     remediation reserves                                   (148)       40
    Stock-based compensation                               1,277       977
    Stock-based compensation related to acquisition
     contingent consideration                                 77         -
    Revaluation of acquisition contingent consideration       22         -
    Release of valuation allowance in relation to
     acquisition                                            (614)        -
    Net amortization on investments                           47         2
    Put option loss                                           33        93
    Gain on investments classified as trading
     securities                                              (41)     (123)
    Changes in operating assets and liabilities:
      Accounts receivable                                 (1,768)   (1,426)
      Prepaid and other current assets                        37       642
      Other assets                                          (607)       70
      Accounts payable                                    (1,133)      955
      Accrued expenses                                       743    (1,730)
      Accrued payroll and related expenses                  (329)   (1,461)
      Accrued restructuring                                 (133)        -
      Deferred revenue                                     5,104     1,410
      Deferred income taxes                                   51        33
                                                        --------  --------
        Net cash used in operating activities             (1,915)   (2,190)
                                                        --------  --------

Cash flows from investing activities:
  Purchases of investments                                (2,474)  (10,760)
  Proceeds from maturities and sale of investments         6,700         -
  Purchases of property and equipment                       (356)     (624)
  Purchases of intangible assets                            (240)     (100)
  Acquisition, net of cash acquired                       (1,649)      (14)
                                                        --------  --------
        Net cash provided by (used in) investing
         activities                                        1,981   (11,498)
                                                        --------  --------

Cash flows from financing activities:
  Net proceeds from issuance of common stock                 762       990
  Repurchases of stock                                         -      (742)
  Repurchase of common stock from employees for payment
   of taxes on vesting of restricted stock units             (75)     (259)
  Repayment of debt assumed through acquisition             (899)        -
                                                        --------  --------
        Net cash used in financing activities               (212)      (11)
                                                        --------  --------
Effect of exchange rates on cash and cash equivalents        (79)        5
                                                        --------  --------
Net decrease in cash and cash equivalents                   (225)  (13,694)
Cash and cash equivalents at beginning of quarter         11,565    35,390
                                                        --------  --------
Cash and cash equivalents at end of quarter             $ 11,340  $ 21,696
                                                        ========  ========

Non-cash activities:
  Fair value of common shares issued in connection with
   acquisition                                          $    453  $      -
                                                        ========  ========
  Fair value of liability contingent consideration and
   purchase price adjustment in connection with
   acquisition                                          $    787  $      -
                                                        ========  ========
  Purchases of property and equipment not paid as of
   quarter end                                          $  1,036  $    407
                                                        ========  ========
  Purchases of intangible assets not paid as of quarter
   end                                                  $    443  $    406
                                                        ========  ========
  Deferred direct stock-based compensation costs        $     (2) $     (1)
                                                        ========  ========

                          CALLIDUS SOFTWARE INC.
          RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

        (In thousands, except for percentages and per share data)
                                (unaudited)

                                                       Three months ended
                                                            March 31,
                                                      --------------------
                                                        2010       2009
                                                      ---------  ---------
Non-GAAP operating expense reconciliation:

Operating expenses                                    $  11,734  $  13,396
    Operating expenses, as a % of total revenues             73%        52%
Add back:
    Non-cash stock-based compensation                 $    (989) $    (801)
    Non-cash amortization of acquired intangible
     assets                                                (157)      (125)
    Special charges                                        (719)      (166)
                                                      ---------  ---------
Non-GAAP Operating Expenses                           $   9,869  $  12,304
                                                      ---------  ---------
    Non-GAAP Operating expenses, as a % of total
     revenues                                                61%        48%

Non-GAAP operating income (loss) reconciliation:

Operating income (loss)                               $  (6,509) $  (2,781)
    Operating income (loss), as a % of total revenues       -40%       -11%
Add back:
    Non-cash stock-based compensation                 $   1,354  $     977
    Non-cash amortization of acquired intangible
     assets                                                 157        188
    Special Charges                                         719        166
                                                      ---------  ---------
Non-GAAP Operating income (loss)                      $  (4,279) $  (1,450)
                                                      ---------  ---------
    Non-GAAP Operating income (loss), as a % of total
     revenues                                               -26%        -6%

Non-GAAP net income (loss) reconciliation:

Net income (loss)                                     $  (5,951) $  (2,810)
    Net income (loss), as a % of total revenues             -37%       -11%
Add back:
    Non-cash stock-based compensation                 $   1,354  $     977
    Non-cash amortization of acquired intangible
     assets                                                 157        188
    Special Charges                                         719        166
                                                      ---------  ---------
Non-GAAP Net income (loss)                            $  (3,721) $  (1,479)
                                                      ---------  ---------
    Non-GAAP Net income (loss), as a % of total
     revenues                                               -23%        -6%

Non-GAAP net income (loss) per share reconciliation:

Net income (loss) per basic and diluted share         $   (0.19) $   (0.10)
Add back:
    Non-cash stock-based compensation                      0.04       0.03
    Non-cash amortization of acquired intangible
     assets                                                0.01       0.01
    Special Charges                                        0.02       0.01
Non-GAAP net income (loss) per basic and diluted      ---------  ---------
 share                                                $   (0.12) $   (0.05)
                                                      ---------  ---------

Shares used in calculation of GAAP and Non-GAAP net
 income (loss) per share:

                                                      ---------  ---------
    Basic                                                30,963     29,549
                                                      ---------  ---------
    Diluted                                              30,963     29,549
                                                      ---------  ---------

Investor Relations Contact:
Ron Fior
408-808-6518
ir@callidussoftware.com

Press Contact:
Jock Breitwieser
408-975-6683
pr@callidussoftware.com